EXHIBIT 4.2

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                          INCENTIVE STOCK OPTION GRANT

                                As of __________

         GLOBAL PAYMENT TECHNOLOGIES, INC., a Delaware corporation (the "Company"), pursuant to Section 5(a) of the Company's 2000 Stock Option Plan (the "Plan"), hereby grants to __________(the "Optionee") an option to purchase a total of _______ shares of the Company's common stock, par value $.01 per share ("Common Stock"), at the price of $_______per share on the terms and conditions set forth herein and in the Plan. This option is intended to be a "nonqualified stock option" subject to the provisions of section 83 of the Internal Revenue Code of 1986, as amended (the "Code").

         1.       Duration.
                  --------

         (a)      This option was granted as of the date first written above.

         (b) Subject to earlier termination as provided herein, this option shall expire at the close of business on _________ (the "Termination Date").

         2.       Price.
                  -----

         The purchase price of $_____ for each share of Common Stock upon exercise of this option is equal to the fair market value on the date hereof.

         3.       Written Notice of Exercise.
                  --------------------------

         This option, to the extent it is then exercisable, may be exercised only by delivering to the Secretary of the Company, at its principal office within the time specified in Section 1 or such shorter time as is otherwise provided for herein, a written notice of exercise substantially in the form described in Section 8.

         4.       Investment Representation and Legend of Certificates.
                  ----------------------------------------------------

         The Optionee agrees that, until such time as a registration statement under the Securities Act of 1933, as amended, becomes effective with respect to this option or shares of Common Stock subject hereto, the Optionee is taking this option, and will take the stock underlying this option, for investment and not for resale or distribution. The Company shall have the right to place upon the face of any stock certificate or certificates evidencing shares issuable upon the exercise of this option such legend as the Board or the Committee may prescribe for the purpose of preventing disposition of such shares in violation of the Securities Act of 1933, as amended.

         5.       Non-Transferability.
                  -------------------

         This option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable during the lifetime of the Optionee only by the Optionee.

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         6.       Certain Rights not conferred by Option.
                  --------------------------------------

                  The Optionee shall not, by virtue of holding this option, be entitled to any rights of a stockholder in the Company.

         7.       Expenses.
                  --------

         The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

         8.       Exercise of Option.
                  ------------------

                  (a) The number of shares subject to this option shall become cumulatively exercisable as follows: _____________________________, with the option becoming fully exercisable on _______________.

                  (b) An option shall be exercisable by written notice of such exercise, in the form prescribed by the Board or the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall be 100 or a multiple thereof) and shall be accompanied by payment (i) in cash or by check of the amount of the full purchase price of such shares or (ii) in such other manner as the Board or the Committee shall deem acceptable.

                  (c) No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board or the Committee may deem applicable have been complied with. If a registration statement under the Securities Act of 1933, as amended, is not then in effect with respect to the shares issuable upon such exercise, the Company may require, as a condition precedent, that the person exercising the option give to the Company a written representation and undertaking, satisfactory in form and substance to the Board or the Committee, that such person is acquiring the shares for their own account for investment and not with a view to the distribution thereof.

                  (d) The person exercising an option shall not be considered a record holder of the stock so purchased for any purpose until the date on which such person is actually recorded as the holder of such stock in the records of the Company.

                  (e) This option shall be exercisable only so long as the Optionee shall continue to be an employee of the Company and within the three-month period after the date of termination of his employment to the extent it was exercisable on the date prior to the date of termination.

                  (f) Notwithstanding the provisions of Section 8(e) above, in the event the Optionee is unable to continue his employment with the Company as a result of his total and permanent disability (as defined in section 22(e)(3) of the Code), he may, but only within 12

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months from the date of such disability, exercise this option to the extent he was entitled to exercise it on the date of such disability.

                  (g) Notwithstanding the provision of Section 8(e) above, in the event of death of the Optionee:

                           (i)      during the term of this option who is at the
time of his death an employee of the Company and who shall have been in Continuous Status as an Employee (as defined in the Plan) since the date of grant of this option, this option may be exercised, at any time, within 12 months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise this option by bequest or inheritance, but only to the extent the option would have been exercisable had the Optionee continued in the employ of the Company for the one month period following the date of death; or

                           (ii)     within three months after the termination of
Continuous Status as an Employee, this option may be exercised, at any time, within three months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent the option is exercisable on the date of termination.

Notwithstanding the provisions of this Section 8, in no event shall this option be exercisable after the Termination Date.

         9.       Non-Competition.
                  ---------------

                  In consideration for the grant of this option, which Optionee acknowledges to be good and valuable consideration, Optionee agrees that during the term of Optionee's employment with the Company or any of its affiliates, and for a period of 12 months thereafter, Optionee shall not directly or indirectly do any of the following without the Company's prior written consent: (a) engage as owner, employee, consultant, or otherwise, within the United States, of any business in competition with any facet of the business of the Company or any of its affiliates, provided that the Optionee shall have the right to make passive investments in any entity so long as the Optionee does not participate in the business of such entity in violation of this Section 9; (b) in any manner interfere with the Company's (or any of its affiliate's) business relationships with any of its customers or potential customers or otherwise urge any of such customers or potential customers to discontinue business or not to do business with the Company or any of its affiliates; or (c) hire, offer to hire, solicit, or endeavor to entice away any employee, agent, or consultant of the Company or any of its affiliates, or otherwise urge any such person to discontinue his or her relationship with Company or any of its affiliates, regardless of who initiated the communication. The parties agree that the terms of this Section 9 shall be given the broadest lawful and enforceable scope permissible for the protection of the Company and its affiliates, that the terms of this Section 9 are reasonable and necessary to protect the legitimate business interests of the Company and its affiliates, that any violation of this Section 9 would result in irreparable harm to the Company and its affiliates and that there is no adequate remedy at law for violations of this Section 9. Consequently, if the Optionee violates the provisions of this Section 9, this option (whether or not then exercisable) shall become null and void, any profit earned by the Optionee on the prior disposition of any shares of Common Stock underlying this option shall be disgorged and paid to the Company, and the Company or any of its affiliates shall be entitled, in addition to

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any other available remedies, to enjoin the Optionee in a court of competent jurisdiction from violating the terms of this Section 9.

         10.      Continued Employment.
                  --------------------

                  Nothing herein shall be deemed to create any employment agreement or guaranty of continued employment or limit in any way the Company's right to terminate Optionee's employment at any time.

         11.      Miscellaneous.
                  -------------

                  (a) The Company and the Optionee agree that they will both be subject to and bound by all of the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof. In the event of a conflict between the terms of this option and the terms of the Plan, the terms of the Plan shall govern.

                  (b) This option shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to the Optionee's rights hereunder.

                  (c) This option shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

                  (d) The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                GLOBAL PAYMENT TECHNOLOGIES, INC.


                                Name:  Thomas McNeill
                                Title: Vice President & Chief Financial Officer



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           EMPLOYEE NAME


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Tax Identification No./Soc. Sec. No.